                                               "[        ]" indicates that the
                                               confidential portion has been
                                               omitted and filed separately with
                                               the Commission.

                                                                    EXHIBIT 10.9

             Dated this               day of                    1995

                                     Between

                  CHARTERED SEMICONDUCTOR MANUFACTURING PTE LTD

                                       And

                          CHIPS AND TECHNOLOGIES, INC.

                    -----------------------------------------


                                DEPOSIT AGREEMENT

                    -----------------------------------------

                                DEPOSIT AGREEMENT

THIS AGREEMENT is made the 16th day of November 1995 by and between :

(1) CHARTERED SEMICONDUCTOR MANUFACTURING PTE LTD, a company incorporated in Singapore with its registered office at No. 2 Science Park Drive Singapore Science Park, Singapore 0511 (hereinafter referred to as "CSM"); and

(2) CHIPS AND TECHNOLOGIES, INC., a company incorporated in California and having its place of business at 2950 Zanker Road, San Jose, CA 95134 United States of America (hereinafter referred to as "Customer").


WHEREAS:

(A) CSM is engaged primarily in the business of the development, manufacturing, assembly, marketing and selling of semiconductors, with its 2 wafer fabrication facilities situated in Singapore. CSM intends to establish a third wafer fabrication facility in Singapore.

(B) Customer desires to deposit certain funds with CSM to enable CSM to procure increased wafer fabrication capacity and to make available to Customer certain wafer manufacturing capacity, on the terms and conditions of this Agreement.

IT IS HEREBY AGREED as follows:

1.       THE DEPOSIT

1.1 In consideration of CSM agreeing to make available to Customer certain wafer manufacturing capacity, Customer will deposit with CSM the sum of US$20,000,000 (the "Deposit") on such dates and in such amounts as specified in Annex A.

1.2 The Deposit shall be paid by telegraphic transfer to an account designated by CSM and such Deposit shall be maintained by Customer to the full amount of US$20,000,000 during the term of this Agreement.

1.3 Upon the expiry of the term of this Agreement or the earlier termination thereof in accordance with Clause 6 or Clause 7.2, CSM will return to Customer the Deposit, without interest and subject to any deductions made by CSM pursuant to the terms of this Agreement.

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2.       CSM SUPPLY COMMITMENT

2.1 In consideration of the payment of the Deposit by Customer and Customer's maintenance of the full deposit amount of US$20,000,000 with CSM, CSM will make available to Customer, wafer manufacturing capacity
         for [   ] wafers (based on [      ] wafers) in each calendar quarter
         commencing from the second calendar quarter of 1996 until the expiry or the earlier termination of the term of this Agreement, in such quantities as set out in Annex B (the "CSM Supply Commitment").

2.2      The Parties agree that the [      ] of the CSM Supply Commitment for
         each [
                                                                             ]

         Example

         [


                                                                               ]

2.3 Unless otherwise expressly provided in this Agreement, the sale of wafers by CSM to Customer, the capacity of which is made available to Customer under this Agreement, shall be governed by the terms and conditions of CSM's foundry agreement to be entered into by CSM and Customer (the "Foundry Agreement").

2.4 CSM reserves the right to adjust the pricing of wafers to be supplied by CSM from time to time depending on prevailing market conditions and/or subject to the provisions of Clause 8.6, Provided however that CSM shall give Customer not less than [ ] prior written notice of such adjustment. In any event, the price of wafers supplied to Customer shall be [

                                                                               ]


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                                                          Confidential Treatment
                                                          Requested

3.       CUSTOMER LOADING COMMITMENT

3.1      Customer agrees to place purchase orders with CSM for such quantity of
         [   ] wafers (based on [      ] wafers) for delivery during the
         calendar quarters set out in Annex B (the "Customer Loading Commitment"). The quantity of wafers for which orders are placed by Customer is hereinafter referred to as the "Customer Actual Loading".

3.2 The Customer Actual Loading for each calendar quarter during the term of the Agreement shall be equal to the Customer Loading Commitment. In
         addition, the [        ] in the Customer Actual Loading shall not
         exceed [  ] without the prior written approval of CSM.

3.3 Notwithstanding the provisions of Clause 3.2, CSM agrees to waive payment of liquidated damages under Clause 4 if the Customer Actual
         Loading for any calendar [   ] is in aggregate not less than [  ] of
         the Customer Loading Commitment for that [   ].

4.       LIQUIDATED DAMAGES

4.1 The Parties acknowledge that in the initial period, CSM and Customer would work together to qualify Customer's products at CSM's wafer fabrication facility. Accordingly, the provisions of Clause 4 for the payment of liquidated damages shall be effective in respect of the CSM Supply Commitment and the Customer Loading Commitment from the first calendar quarter of 1997 onwards. In addition, CSM shall not be liable for any losses or damages whatsoever incurred by Customer in the event that CSM fails to deliver the Customer Actual Loading for the period prior to the first calender quarter of 1997.

4.2      In the event that the Customer Actual Loading for any calendar [   ] is
         less than [  ] of the Customer Loading Commitment for that [   ],
         Customer shall pay to CSM liquidated damages calculated based on the
         shortfall from [  ] of the Customer Loading Commitment for that [   ],
         at CSM's [        ] per wafer for such [   ]. The formula for
         calculation of such liquidated damages shall be as follows:

              [
                                                                               ]

4.3      In the event that CSM fails to deliver at least [  ] of the Customer
         Actual Loading for any calendar [   ], CSM shall pay to Customer
         liquidated damages calculated based on the shortfall from [  ] of the
         Customer Actual Loading, based on CSM's [      ] per wafer for that
         [   ]. The formula for calculation of such liquidated damages shall be as follows:


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                                                          Confidential Treatment
                                                          Requested


            [
                                                                               ]

4.4 CSM and Customer agree and acknowledge that the amount payable as liquidated damages pursuant to Clauses 4.2 and 4.3 is a genuine pre-estimate of the loss which would be suffered by the non-defaulting Party as a consequence of the failure of the defaulting Party to fulfill its respective obligations under Clauses 2 and 3 of this Agreement.

4.5 CSM and Customer each agrees that their respective liability, in CSM's case to fulfill the CSM Supply Commitment under Clause 2 and in Customer's case to fulfill the Customer Loading Commitment under Clause 3, shall be limited to the liability expressly specified in Clause 4 and that neither Party shall be liable for any indirect, special or consequential damages even if such Party had or should have had any knowledge, actual or constructive, of the possibility of such damages.

5.       SET OFF AND MAINTENANCE OF DEPOSIT

5.1 CSM shall be entitled to deduct from and set-off against the Deposit, the following sums due from Customer:

         (a) the amount of liquidated damages as they fall due pursuant to Clause 4; and
         (b) any payment falling due and remaining unpaid under the Foundry Agreement.

5.2 At the end of each calendar quarter, CSM shall issue a written notice to Customer stating the amount of the liquidated damages and/or overdue payments and Customer shall pay the relevant sum to CSM so as to maintain the Deposit at US$20,000,000, within 30 days of the date of such notice.

5.3 CSM's right of deduction and set-off pursuant to Clause 5.2 shall be in addition to CSM's right to claim the aforesaid liquidated damages and overdue payments separately as a debt due from Customer and shall not in any way prejudice such right or any other rights or remedies which CSM may have at law or in equity.


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                                                          Confidential Treatment
                                                          Requested

6.       TERM AND TERMINATION

6.1 The term of this Agreement shall expire on 31 December 2000 and may be earlier terminated in the following events:

         (a)     At the option of CSM, in the event that the amount of the
                 Deposit falls below [    ] and Customer fails to make payment
                 of the shortfall up to [    ] to CSM within the period set out
                 in Clause 5.2;

         (b) At the option of CSM, in the event that the Customer Actual Loading is in aggregate less than [ ] of the Customer Loading Commitment for [ ] consecutive calendar months;

         (c) At the option of Customer, in the event that CSM fails to deliver to Customer in aggregate at least [ ] of the Customer Actual Loading for [ ] consecutive calendar months;

         (d)     At the option of either Party, in any of the following events:-

                 (i) the inability of the Party to pay its debts in the normal course of business; or

                 (ii) the other Party ceasing or threatening to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without insolvency; or

                 (iii) any encumbrancer taking possession of or a receiver, manager, trustee or judicial manager being appointed over the whole or any substantial part of the undertaking, property or assets of the other Party; or

                 (iv) the making of an order by a court of competent jurisdiction or the passing of a resolution for the winding-up of the other Party or any company controlling the other Party, otherwise than for the purpose of a reconstruction or amalgamation without insolvency.

6.2 Termination of the Agreement pursuant to Clause 6.1 shall take effect immediately upon the issue of a written notice to that effect by the Party terminating the Agreement to the other. The termination of this Agreement howsoever caused shall be without prejudice to any obligations or rights of either Party which have accrued prior to such termination and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination.


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7.       FORCE MAJEURE

7.1 CSM's obligation to provide the CSM Supply Commitment and Customer's obligation to place purchase orders in accordance with the terms of this Agreement shall be suspended upon the occurrence of a force majeure event such as act of God, flood, earthquake, fire, explosion, act of government, war, civil commotion, insurrection, embargo, riots, lockouts, labour disputes affecting CSM or Customer as the case may be, for such period as such force majeure event may subsist. Upon the occurrence of a force majeure event, the affected Party shall notify the other Party in writing of the same and shall by subsequent written notice after the cessation of such force majeure event inform the other Party of the date on which that Party's obligation under this Agreement shall be reinstated.

7.2 Notwithstanding anything in this Clause 7, upon the occurrence of a force majeure event affecting either Party, and such force majeure event continues for a period exceeding 6 consecutive months without a prospect of a cure of such event, the other Party shall have the option, in its sole discretion, to terminate this Agreement. Such termination shall take effect immediately upon the written notice to that effect from the other Party to the Party affected by the force majeure event.

8.       WARRANTY AND INDEMNITY

8.1 Customer warrants that it has the right to use and license the use of the design provided by Customer and processes provided by Customer and hereby grants to CSM the right to use the aforesaid design and processes for the performance of its obligations under this Agreement and the Foundry Agreement.

8.2 Except to the extent provided in paragraph 8.4 Customer shall indemnify, hold harmless and defend CSM against any claims that Customer's products or a process or design licensed from or otherwise provided by Customer and used by CSM for the performance of its obligations under this Agreement is an infringement of any letters patent or other intellectual property rights, including, without limitation, any infringement based on specifications furnished by Customer or resulting from the use of any equipment or process specified by Customer.

8.3 CSM shall notify Customer of any claim of infringement or of commencement of any suit, action, or proceedings alleging infringement of any intellectual property rights of any third party forthwith after receiving notice thereof. Customer shall have the right in its sole discretion and at its expense to participate in the defence of any such claim, suit, action or proceedings and in any and all negotiations with respect thereto.

8.4 CSM shall indemnify, hold harmless and defend Customer against any claims that the wafers manufactured by CSM pursuant to this Agreement or any of CSM's


                                       6
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         manufacturing processes used by CSM for the performance of its obligations under this Agreement is an infringement of any letters patent or other intellectual property rights of any third party.

8.5 Customer shall notify CSM of any claim of infringement or of commencement of any suit, action, or proceedings alleging infringement of any intellectual property rights of any third party forthwith after receiving notice thereof. CSM shall have the right in its sole discretion and at its expense to participate in the defence of any such claim, suit, action or proceedings and in any and all negotiations with respect thereto.

8.6 Customer hereby agrees that in the event that CSM is required to make any payments, including without limitation, licence fees or royalty payments, to any third party in respect of any of CSM's manufacturing processes used by CSM in the performance of its obligations under this Agreement, CSM shall be entitled to adjust the pricing of the wafers supplied to Customer accordingly. Such adjustment shall be effective upon CSM giving to Customer not less than 3 months' prior written notice thereof.

9.       CONFIDENTIALITY

9.1 All Confidential Information shall be kept confidential by the recipient unless or until the recipient Party can reasonably demonstrate that any such Confidential Information is, or part of it is, in the public domain through no fault of its own, whereupon to the extent that it is in the public domain or is required to be disclosed by law this obligation shall cease. For the purposes of this Agreement, "Confidential Information" shall mean all communications between the Parties, and all information and other materials supplied to or received by either of them from the other (a) prior to or on the date of this Agreement whether or not marked confidential; (b) after the date of this Agreement which is marked confidential with an appropriate legend, marking, stamp or other obvious written identification by the disclosing Party, and (c) all information concerning the business transactions and the financial arrangements of the Parties with any person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient.

9.2 The Company and the Parties and shall take all reasonable steps to minimise the risk of disclosure of Confidential Information, by ensuring that only they themselves and such of their employees and directors whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential.

9.3 The obligation contained in this Clause shall endure, even after the termination of this Agreement, for a period of 5 years from the date of receipt of the Confidential


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         Information except and until such Confidential Information enters the public domain as set out above.

10.      NOTICES

10.1     Addresses

         All notices, demands or other communications required or permitted to be given or made under or in connection with this Agreement shall be in writing and shall be sufficiently given or made (a) if delivered by hand or commercial courier or (b) sent by pre-paid registered post or
         (c) sent by legible facsimile transmission (provided that the receipt of such facsimile transmission is confirmed and a copy thereof is sent immediately thereafter by pre-paid registered post) addressed to the intended recipient at its address or facsimile number set out below. A Party may from time to time notify the others of its change of address or facsimile number in accordance with this Clause.

         CSM
         No. 2 Science Park Drive
         Singapore Science Park,
         Singapore 0511
         Facsimile no: (65) 777-3981
         Attn:   Mr. Tan Bock Seng
                 President

         Customer
         2950 Zanker Road
         San Jose, CA 95134
         United States of America
         Facsimile no: (408) 894-2087
         Attn:   Mr. James Stafford
                 President

10.2     Deemed Delivery

         Any such notice, demand or communication shall be deemed to have been duly served (a) if delivered by hand or commercial courier, or sent by pre-paid registered post, at the time of delivery; or (b) if made by successfully transmitted facsimile transmission, at the time of dispatch (provided that the receipt of such facsimile transmission is confirmed and that immediately after such dispatch, a copy thereof is sent by pre-paid registered post.


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11.      WAIVER AND REMEDIES

11.1 No delay or neglect on the part of either Party in enforcing against the other Party any term or condition of this Agreement or in exercising any right or remedy under this Agreement shall either be or be deemed to be a waiver or in any way prejudice any right or remedy of that Party under this Agreement.

11.2 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by either of the Parties hereto shall not constitute a waiver by such Party of the right to pursue any other available remedy.

12.      SEVERANCE

         If any provision or part of this Agreement is rendered void, illegal or unenforceable in any respect under any enactment or rule of law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.      ENTIRE AGREEMENT

         This Agreement and the Manufacturing agreement constitute the entire agreement between CSM and Customer with respect to the subject matter hereof and shall supersede all previous agreements and undertakings between Parties.

14.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Singapore. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore.

15.      RENEWAL OPTION

         Six months before the expiration of this agreement, Customer will have the option to renew this aagreement for a period of up to two years, with the terms of the renewal to be negotiated by the parties.


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IN WITNESS WHEREOF the Parties have hereunto entered into this Agreement the date first above written.

Signed by Tan Bock Seng, President         )
CHARTERED SEMICONDUCTOR                    )
MANUFACTURING PTE LTD                      )
in the presence of :                       )
                                             --------------------------


--------------------------------
Name

Signed by James Stafford, President        )
CHIPS AND TECHNOLOGIES, INC.               )
in the presence of :                       )
                                             --------------------------


--------------------------------
Name


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                                                         Confidential Treatment
                                                         Requested

                                     ANNEX A

                                Payment Schedule

[


                                                                               ]


CHIPS AND TECHNOLOGIES, INC.

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                                                          Confidential Treatment
                                                          Requested


                                     ANNEX B

[


                                                                               ]


CHIPS AND TECHNOLOGIES, INC.